UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 4)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14A-11(c) or §240.14A-2

SCIENTIFIC TECHNOLOGIES INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14A-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share, of Scientific Technologies Incorporated (“STIZ common stock”).

(2)	Aggregate number of securities to which transaction applies: 10,388,018 shares of STIZ common stock, comprised of (i) 9,833,852 shares of STIZ common stock outstanding, and (ii) 554,166 shares subject to options outstanding under STIZ stock plans (in each case based upon information as of July 31, 2006).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined by multiplying .000107 by the aggregate estimated merger consideration of $110,799,947.

(4)	Proposed maximum aggregate value of transaction: $110,799,947.

(5)	Total fee paid: $11,855.59.

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $11,579.22.

(2)	Form, Schedule or Registration Statement No.: Schedule 14A, File No. 000-12254.

(3)	Filing Party: Scientific Technologies Incorporated.

(4)	Date Filed: May 22, 2006.

EXPLANATORY NOTE

This Amendment No. 4 to Schedule 14A is being filed solely to pay the additional fee that resulted from the increase in the proposed maximum aggregate value of transaction. No other changes have been made to Schedule 14A or the Annexes so only the cover page is being filed.